Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

PowerReviews, LLC, formerly PowerReviews, Inc.

San Francisco, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement (Form S-1 Amendment No.1) of our report dated May 9, 2012, except for Note 2, Capitalized Software and Note 11 as to which is dated June 22, 2012, relating to the financial statements of PowerReviews, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

San Francisco, California

/s/ BDO USA, LLP

July 12, 2012